Exhibit 99.1

PERRY ELLIS INTERNATIONAL, INC. REPORTS RECORD FOURTH QUARTER

AND YEAR END REVENUES AND OPERATING INCOME

MIAMI - April 7, 2004 – Perry Ellis International, Inc. (NASDAQ: PERY) today reported record total revenue for the fourth quarter ended January 31, 2004 of $145.4 million, an increase of $58.9 million, or 67.9% over the $86.5 million reported in the same period a year ago. Total revenue for the year ended January 31, 2004 was $505.9 million, an increase of $200.1 million, or 65.4% over the $305.8 million reported for the year ended January 31, 2003. The increase in both periods is primarily attributable to the inclusion of revenue from the company’s acquisition of Salant in June 2003 as well as an increase in sales from the company’s core wholesale division.

Operating income for the year ended January 31, 2004 was $44.8 million, an increase of $11.4 million, or 34.1%, from the same period a year ago. Fully diluted earnings per share, before a pre-tax charge related to certain note refinancing costs were $2.15 as compared to $1.65 per fully diluted share reported for the same period a year ago. As previously indicated, the company has taken a $7.3 million pre-tax charge to earnings in the third quarter for certain costs related to the Company’s refinancing of its $100 million 12 1/4% senior subordinated notes with a new issue of $150 million of 8 7/8% senior subordinated notes in September, 2003. After giving effect to the costs associated with the note refinancing, fully diluted earnings per share are $1.59 per share for the year ended January 31, 2004 as compared to $1.65.

For the fourth quarter ended January 31, 2004, diluted earnings per share were $0.93, an increase of $0.52 per diluted share, or 126.8% over the fourth quarter a year ago.

George Feldenkreis, chairman and chief executive officer, commented: “We are pleased that we have been able once again to report record revenues and earnings. The fourth quarter marked a noticeable change in consumer confidence that has carried into the beginning of this year. The retail climate is now as strong as we have seen in several years and we are benefiting from robust sales. Our brands are doing exceptionally well at retail not only because of this shift in consumer confidence, but also because our delivery of fashion and color ignited the business. As a result, we expect that sales for the current quarter will continue to generate record levels.”

He continued: “Through acquisition and internal growth, we have developed a brand portfolio that enables us to touch consumers through every retail channel. We are excited about the growth possibilities in all our product lines.

Oscar Feldenkreis, president and chief operating officer, emphasized the continued success of the company’s brand marketing strategy. “We feel that as the consolidation at retail and wholesale continues, our most important asset is our brands. As we transform into a company driven by brand marketing, we are perfecting the formula for maximizing our investment. We are combining a strategic focus on our top brands with regional and demographic focused marketing efforts that partner with key retailers. Our investment in brands is also tied to our commitment to innovative design and quality product. This focus is reflected in our top line growth, and we believe that this strategy will continue to produce results in the coming year.”

About Perry Ellis International

Perry Ellis International Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories, and fragrances, including dress and casual shirts, golf sportswear, sweaters, dress and casual pants and shorts, jeans wear, active wear and men’s and women’s swimwear to all major levels of retail distribution. The company, through its wholly owned subsidiaries, owns a portfolio of highly recognized brands including Perry Ellis®, Jantzen®, Cubavera®, Munsingwear®, John Henry®, Original Penguin®, Grand Slam®, Natural Issue®, Penguin Sport®, the Havanera Co.™, Axis®, and Tricots St. Raphael®. The company also licenses trademarks from third parties including Nike® and Tommy Hilfiger® for swimwear, and PING® and Ocean Pacific® for men’s sportswear. Additional information on PEI is available at www.pery.com.

Safe Harbor Statement

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of Perry Ellis could differ materially from those expressed or indicated by forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, a significant decrease in business from or loss of any of Perry Ellis’ major customers, the effectiveness of Perry Ellis’ planned advertising, marketing and promotional campaigns, the ability of Perry Ellis to contain costs, Perry Ellis’ future capital needs and ability to obtain financing, changes in fashion trends and consumer acceptance of both new designs and newly introduced products, ability to predict consumer preferences, anticipated trends and conditions in Perry Ellis’ industry, including future consolidation, the seasonality of Perry Ellis’ swimwear business, termination or non-renewal of any material license agreements to which Perry Ellis is a party, ability to integrate businesses, trademarks, trade names and licenses, including Salant, the level of consumer spending for apparel and other merchandise, exposure to foreign currency risk, possible disruption in commercial activities due to terrorist activity and armed conflict and other factors, including those set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. Any forward-looking statements speak only as of the day hereof and Perry Ellis disclaims any intent or obligation to update the same.

Contact:

Rosemary Trudeau

VP Finance

Perry Ellis International, Inc. Announces

Fourth Quarter Fiscal 2004 Results

Perry Ellis International, Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in 000's, except per share information)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2004	2003	2004	2003
Net Sales	$140,311	$78,978	$484,198	$277,028
Royalty income	5,077	7,574	21,718	28,813

Total revenue	145,388	86,552	505,916	305,841
Cost of sales	93,865	58,487	336,415	205,001

Gross profit	51,523	28,065	169,501	100,840

SG&A expenses	33,801	18,146	119,666	63,850
Depreciation & amortization	821	1,327	5,043	3,583

Total operating expenses	34,622	19,473	124,709	67,433

Operating income	16,901	8,592	44,792	33,407
Costs on early extinguishment of debt	—	—	7,317	—
Interest expense	3,631	3,989	16,414	15,796

Total other expenses	3,631	3,989	23,731	15,796

Income Before Minority Interest and Income
Taxes	13,270	4,603	21,061	17,611
Minority Interest	(26)	—	214	(89)
Income tax provision	4,811	1,820	7,695	6,726

Net income	$8,485	$2,783	$13,152	$10,796

Earnings per share:
Basic	1.00	0.43	1.71	1.69
Diluted	0.93	0.41	1.59	1.65

Weighted average outstanding shares:
Basic	8,463,132	6,420,824	7,683,442	6,387,459
Diluted	9,152,627	6,755,898	8,296,153	6,550,126

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	January 31, 2004	January 31, 2003
ASSETS

Current Assets:
Cash and cash equivalents	$7,040,441	$4,683,177
Accounts receivable, net	115,786,815	79,489,739
Inventories	109,044,011	51,306,474
Deferred income taxes	8,584,466	2,957,765
Prepaid income taxes	4,659,311	3,361,650
Other current assets	6,297,143	4,104,767

Total current assets	251,412,187	145,903,572

Property and equipment, net	36,792,889	31,048,876
Intangible assets, net	149,087,785	142,186,062
Deferred income taxes	31,526,496	—
Other	12,715,075	12,098,835

TOTAL	$481,534,432	$331,237,345

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$31,644,178	$12,820,168
Accrued expenses	17,866,388	5,058,748
Accrued interest payable	3,740,488	4,674,929
Unearned Revenues	983,984	1,994,554
Other current liabilities	2,608,903	1,457,422

Total current liabilities	56,843,941	26,005,821

Senior subordinated notes payable, net	150,454,235	99,180,580
Senior secured notes payable, net	60,389,322	60,729,796
Senior credit facility	34,714,584	22,922,287
Real estate mortgage	11,600,000	11,600,000
Deferred pension obligation	15,733,784	—
Deferred income tax	—	10,694,595

Total long-term liabilities	272,891,925	205,127,258

Total liabilities	329,735,866	231,133,079

Minority Interest	916,761	702,480

Stockholders’ Equity:

Preferred stock $.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock $.01 par value; 100,000,000 shares authorized; 8,470,700 shares issued and outstanding as of January 31, 2004 and 6,425,641 shares issued and outstanding as of January 31, 2003	84,708	64,257
Additional paid-in-capital	66,073,881	27,198,094
Retained earnings	85,334,665	72,182,529
Accumulated other comprehensive income/(loss)	321,844	(43,094)
Common stock in treasury at cost; 35,687 shares as of January 31, 2004	(933,293)	—

Total stockholders’ equity	150,881,805	99,401,786

TOTAL	$481,534,432	$331,237,345